PRICING SUPPLEMENT NO. 97-15 Dated November 24, 1997  Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997          File No. 333-30543


                             BENEFICIAL CORPORATION

                            Medium-Term Notes, Series I
                               (Book Entry Notes)


Credit Suisse First Boston Corporation purchased $60,000,000 principal amount of these Medium-Term Notes, Series I, maturing on June 1, 2000, at a principal price of $60,000,000 for resale to investors from time to time at prices based on market conditions at the time of resale.

       Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  June 1, 2000         Interest Reset Dates:
                                       Same as Interest Payment Dates
CUSIP Number:  08172MHD1
                                     Settlement Date (Issue Date):
Interest Rate Basis:                   December 1, 1997
  LIBOR
                                     Calculation Agent:
Index Maturity:  3-month               The Chase Manhattan Bank

Specify Other Base Rate:  N/A        Optional Repayment Dates(s):
                                       N/A
Spread: plus 0.08%
                                     Additional Terms:
Spread Multiplier:  N/A                For the purposes of the Notes
                                       contemplated hereunder, interest
Maximum Interest Rate:  N/A            payments will include interest
                                       accrued to, but excluding the
Minimum Interest Rate:  N/A            Interest Payment Date.

Interest Payment  Dates:
  The 1st of each March,  June,
  September and December,
  commencing on March 1, 1998
  through and including the Maturity Date.

Initial Interest Rate:
  Determined as if the Settlement
  Date was an Interest Reset Date